Exhibit 99.3

Vuzix Issues Letter to Shareholders

Company highlights 2018 business developments and outlook

ROCHESTER, NY, July 05, 2018 – Vuzix® Corporation (NASDAQ: VUZI), ("Vuzix" or, the "Company"), a leading supplier of Smart Glasses and Augmented Reality (AR) technologies and products for the consumer and enterprise markets, is pleased to announce that the Company has issued a letter to shareholders to review recent events and provide an outlook of what Vuzix expects to achieve in the near-term.

Key points in the Shareholder Letter include that the Company expects continued momentum in its business developments and that 2018 revenues will exceed 2017 revenues. The Company began 2018 with the successful unveiling of the award-winning Vuzix Blade Smart Glasses ‘powered by Amazon Alexa’ at CES and Mobile World Congress and is building upon the strong interest and response from partners and customers.

Factors Expected to Boost 2018 Revenue:

-	Over 750 M300 Smart Glasses pilots and countless new ones launching

-	Existing customers placing follow-on orders as pilot programs expand in size and/or convert to full rollouts

-	Dozens of customers and VIP partners have already surpassed their 2017 M300 order totals, with many more expected to surpass 2017 order totals by midyear

-	Broadening global sales footprint with additional M300 regulatory agency certifications in new geographic regions, including Eastern Europe, South America and Asia

-	Integration of Amazon and Oracle cloud-based analytics platforms into Vuzix M300 Smart Glasses

-	Anticipated new revenue streams reflect the Toshiba AR100 and Vuzix Blade, plus a growing number of OEM engagements and the provision of engineering services

The factors noted above are just some of the reasons the Company is confident in the outlook for 2018 and beyond. To read the complete shareholder letter, please click https://ir.vuzix.com/shareholder-letter

About Vuzix Corporation

Vuzix is a leading supplier of Smart-Glasses and Augmented Reality (AR) technologies and products for the consumer and enterprise markets. The Company's products include personal display and wearable computing devices that offer users a portable high-quality viewing experience, provide solutions for mobility, wearable displays and augmented reality. Vuzix holds 64 patents and 71 additional patents pending and numerous IP licenses in the Video Eyewear field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2018 and several wireless technology innovation awards among others. Founded in 1997, Vuzix is a public company (VUZI) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan.

Forward-Looking Statements Disclaimer

Certain statements contained in this news release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward looking statements contained in this release relate to M300, Blade, Toshiba AR100, future business opportunities and among other things the Company's leadership in the Smart Glasses and AR display industry. They are generally identified by words such as "believes," "may," "expects," "anticipates," "should" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the "Risk Factors" section of the Company's Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Media and Investor Relations Contact:

Matt Margolis, Director of Corporate Communications and Investor Relations, Vuzix Corporation matt_margolis@vuzix.com Tel: (585) 359-5952

Ed McGregor, CFA, Director of Institutional Investor Relations, Vuzix Corporation

ed_mcgregor@vuzix.com Tel: (585) 359-5985

Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, NY 14586 USA,

Investor Information – IR@vuzix.com www.vuzix.com